As filed with the Securities and Exchange Commission on December 28, 2005

                           Registration No. 333-118937
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 GENETHERA, INC.
             (Exact name of registrant as specified in its charter)

FLORIDA                                         66-0622463
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                  Identification NO.)

                                 3930 YOUNGFIELD
                              WHEAT RIDGE, CO 80033
                    (Address of principal executive offices)

                                 GENETHERA, INC.
                 2004 SENIOR EXECUTIVE OFFICER STOCK OPTION PLAN
                            (Full title of the plan)

                                STEVEN M. GRUBNER
                             CHIEF FINANCIAL OFFICER
                                 GENETHERA, INC.
                                 3930 YOUNGFIELD
                              WHEAT RIDGE, CO 80033
                     (Name and address of agent for service)
                                 (303) 463-6371
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
              TITLE OF                                        PROPOSED MAXIMUM      PROPOSED MAXIMUM          AMOUNT OF
             SECURITIES                   AMOUNT TO BE         OFFERING PRICE           AGGREGATE            REGISTRATION
          TO BE REGISTERED                 REGISTERED            PER SHARE           OFFERING PRICE              FEE

--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001              2,000,000(1)            $0.15 (2)            $300,000               $38.07

(1) This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of calculating the registration fee under Rule 457(h), based on the average of the high and low prices for the Registrant's Common Stock reported on the Over-The-Counter Bulletin Board on December 19, 2005.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), are incorporated by reference into this Registration
Statement: (i) the Registrant's annual report on Form 10-KSB-A, filed with the Commission on May 15, 2005 for the fiscal year ended December 31, 2004 and (ii) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the Commission on March 4, 2005.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the GeneThera, Inc. 2004 Senior Executive Stock Option Plan (the "Plan") meeting the requirements of Section 10(a) of the Securities Act.

ITEM 4. DESCRIPTION OF SECURITIES.

The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Reference is hereby made to the provisions of the Florida Business Corporation Act, which provides for indemnification of directors and officers under certain circumstances. The Registrant's Articles of Incorporation and Bylaws provide that the Company shall, to the fullest extent permitted by the laws of the State of Florida, indemnify any director, officer, employee and agent of the corporation against expenses incurred by such person by reason of the fact that he serves or has served the corporation in such capacity. Indemnification under the Company's Articles Bylaws is nonexclusive of any other right such persons may have under statute, agreement, bylaw or action of the Board of Directors or shareholders of the corporation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

None.

ITEM 8. EXHIBITS.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

EXHIBIT NO.                       DESCRIPTION
-----------                       -----------

5.1 Opinion of Steven L. Slaw P.C. regarding the legality of the shares being registered hereunder.

23.1  Consent of Kantor, Geisler & Associates, LLC., independent auditors.

23.2  Consent of Steven L. Slaw P.C. (contained in Exhibit 5.1 hereto)

24.1  Power of Attorney.

99.1  2004 Senior Executive Officer Stock Option Plan

ITEM 9. UNDERTAKINGS

(a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheat Ridge, State of Colorado, on this 28th day of December, 2005.


                                        GENETHERA, INC.


                                        By: /s/ DR. ANTONIO MILICI
                                           -------------------------------------
                                                Dr. Antonio Milici
                                                Chairman, President and
                                                Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:


SIGNATURE                           CAPACITY                         DATE
---------                           --------                         ----


/s/ Antonio Milici           Chairman, President and           December 28, 2005
------------------          Chief Executive Officer
Antonio Milici           (Principal Executive Officer)


/s/ Steven M. Grubner       Chief Financial  Officer,          December 28, 2005
---------------------               Director
Steven M. Grubner        (Principal Financial Officer)


        *                           Director                   December 28, 2005
---------------------
Thomas G. Slaga


*  /s/ Steven M. Grubner
------------------------------------
Steven M. Grubner
Pursuant to a Power of Attorney

                                 EXHIBIT INDEX

EXHIBIT NO.                       DESCRIPTION
-----------                       -----------

5.1 Opinion of Steven L. Slaw P.C. regarding the legality of the shares being registered hereunder.

23.1  Consent of Kantor, Geisler & Associates, independent auditors.

23.2  Consent of Steven L. Slaw P.C. (contained in Exhibit 5.1 hereto)

24.1  Power of Attorney.

99.1  2004 Senior Executive Officer Stock Option Plan